      ___________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                           _________________________

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ________________________________________

                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)

NEW YORK                                           13-4994650
(State of incorporation                         (I.R.S. employer
if not a national bank)                        identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                     10017
(Address of principal executive offices)            (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                 _____________________________________________
                        PITNEY BOWES CREDIT CORPORATION
              (Exact name of obligor as specified in its charter)

DELAWARE                                           06-0946476
(State or other jurisdiction of                 (I.R.S. employer
incorporation or organization)                 identification No.)

201 MERRITT SEVEN
NORWALK, CONNECTICUT                               06856-5151
(Address of principal executive offices)            (Zip Code)

                  ___________________________________________
                                DEBT SECURITIES
                      (Title of the indenture securities)
             _____________________________________________________

                                    GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

       New York State Banking Department, State House, Albany, New York  12110.

       Board of Governors of the Federal Reserve System, Washington, D.C., 20551

       Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

       Federal Deposit Insurance Corporation, Washington, D.C., 20429.


     (b) Whether it is authorized to exercise corporate trust powers.

       Yes.


Item 2.  Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.

Item 16.  List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

      5.  Not applicable.

      6.  The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

      8.  Not applicable.

      9.  Not applicable.

                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 7TH day of SEPTEMBER, 1995.

                            CHEMICAL BANK


                            By /s/ Andrew M. Deck
                               ---------------------
                              Andrew M. Deck
                              Trust Officer

                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                   at the close of business June 30, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                       DOLLAR AMOUNTS
            ASSETS                                       IN MILLIONS

Cash and balances due from deposit ory institutions:
  Noninterest-bearing balances and
  currency and coin .................................      $  5,573
  Interest-bearing balances .........................         2,681
Securities:  ........... ............................
Held to maturity securities..........................         6,027
Available for sale securities........................        18,304
Federal Funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds sold.................................         1,516
  Securities purchased under agreements to resell....           287
Loans and lease financing receivables:
  Loans and leases, net of unearned income     $ 73,829
  Less: Allowance for loan and lease losses       1,885
  Less: Allocated transfer risk reserve..           104
                                               --------
  Loans and leases, net of unearned income,
  allowance, and reserve.............................        71,840
Trading Assets.......................................        25,315
Premis es and fixed assets (including capitalized
  leases)............................................         1,395
Other real estate owned..............................            69
Investments in unconsolidated subs idiaries and
  associated companies...............................           158
Customer's liability to thi s bank on acceptances
  outstanding........................................         1,120
Intangible asset s...................................           484
Oth er assets........................................         7,254
                                                           --------
TOTAL ASSETS.........................................      $142,023
                                                           ========

                                  LIABILITIES


Deposits
  In domestic offices.....................................  $ 46,128
  Noninterest-bearing .........................$16,282
  Interest-bearing ............................ 29,846
  In foreign offices, Edge and Agreement subsidiaries,
  and IBF's...............................................    30,833
  Noninterest-bearing .........................$   199
  Interest-bearing ............................ 30,634

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
  of its Edge and Agreement subsidiaries, and in IBF's
  Federal funds purchased.................................    16,779
  Securities sold under agreements to repurchase..........       810
Demand notes issued to the U.S. Treasury..................     1,001
Trading liabilities.......................................    20,888
Other Borrowed money:
  With original maturity of one year or less..............     6,505
  With original maturity of more than one year............       602
Mortgage indebtedness and obligations under capitalized
  leases..................................................        18
Bank's liability on acceptances executed and outstanding       1,126
Subordinated notes and debentures.........................     3,411
Other liabilities.........................................     6,287

TOTAL LIABILITIES.........................................   134,388
                                                            --------
                                 EQUITY CAPITAL

Common stock..............................................       620
Surplus...................................................     4,524
Undivided profits and capital reserves....................     2,724
Net unrealized holding gains (Losses)
on available-for-sale securities..........................      (241)
Cumulative foreign currency translation adjustments.......         8

TOTAL EQUITY CAPITAL......................................     7,635
                                                            --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
 STOCK AND EQUITY CAPITAL.................................  $142,023
                                                            ========


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                    JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.


                    WALTER V. SHIPLEY       )
                    EDWARD D. MILLER        )DIRECTORS
                    WILLIAM B. HARRISON     )